                               DAOU SYSTEMS, INC.


                           INVESTORS' RIGHTS AGREEMENT

                                 --------------

                                OCTOBER 26, 1995

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I
     REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  REQUEST FOR REGISTRATION . . . . . . . . . . . . . . . . . . . . . . 2
     1.3  COMPANY REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.4  OBLIGATIONS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . 3
     1.5  FURNISH INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.6  EXPENSES OF DEMAND REGISTRATION. . . . . . . . . . . . . . . . . . . 4
     1.7  EXPENSES OF COMPANY REGISTRATION . . . . . . . . . . . . . . . . . . 5
     1.8  UNDERWRITING REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . 5
     1.9  [Reserved.]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.10 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.11 REPORTS UNDER 1934 ACT . . . . . . . . . . . . . . . . . . . . . . . 7
     1.12 FORM S-3 REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . . 8
     1.13 ASSIGNMENT OF REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . 9
     1.14 "MARKET STAND-OFF" AGREEMENT . . . . . . . . . . . . . . . . . . . . 9
     1.15 TERMINATION OF REGISTRATION RIGHTS . . . . . . . . . . . . . . . . .10
     1.16 RULE 144 AVAILABILITY. . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE II
     COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . .10
     2.1  DELIVERY OF FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . .10
     2.2  INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.3  TERMINATION OF INFORMATION AND INSPECTION COVENANTS. . . . . . . . .11
     2.4  RIGHT OF FIRST OFFER . . . . . . . . . . . . . . . . . . . . . . . .11
     2.5  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.6  BOARD REPRESENTATION . . . . . . . . . . . . . . . . . . . . . . . .13
     2.7  INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . . . .13
     2.8  ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .13
     2.9  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.10 TERMINATION OF CERTAIN COVENANTS . . . . . . . . . . . . . . . . . .14
     2.11 USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     2.12 COMMON STOCK LEGENDS.. . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE III
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.1  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . .15
     3.2  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.3  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.4  TITLES AND SUBTITLES . . . . . . . . . . . . . . . . . . . . . . . .15
     3.5  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.6  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16


                                     -i-
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     3.7  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . .16
     3.8  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.9  AGGREGATION OF STOCK . . . . . . . . . . . . . . . . . . . . . . . .16
     3.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. . . . . . . . . . . . . . . . .16
     3.11 ADJUSTMENTS FOR STOCK SPLITS . . . . . . . . . . . . . . . . . . . .16

                           INVESTORS' RIGHTS AGREEMENT


     THIS INVESTORS' RIGHTS AGREEMENT, dated as of October 26, 1995, is among DAOU SYSTEMS, INC., a California corporation (the "COMPANY"), and the investors listed on SCHEDULE 1 to this Agreement, each of which is referred to in this Agreement as an "INVESTOR."

                                    RECITALS

     WHEREAS, the Company and the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the "SERIES A AGREEMENT") and Joseph H. Daou, Georges J. Daou and Daniel J. Daou (each individually or "FOUNDER" and collectively the "FOUNDERS") and the Investors are parties to the Common Stock Purchase Agreement of even date herewith (the "COMMON STOCK AGREEMENT"); and

     WHEREAS, in order to induce the Company to enter into the Series A Agreement and Common Stock Agreement and to induce the Investors to invest funds in the Company pursuant to the Series A Agreement and Common Stock Agreement, the Investors and the Company hereby agree that this Agreement will govern the rights of the Investor to cause the Company to register shares of the Company's common stock (the "COMMON STOCK") issued or issuable to the Investors and certain other matters as set forth in this Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:


                                    ARTICLE I
                               REGISTRATION RIGHTS

     1.1  DEFINITIONS.  For purposes of this Agreement:

          (a) the term "REGISTER", "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

          (b) the term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock (whether sold pursuant to the Series A Agreement or issuable upon exercise of those certain Series A Preferred Stock Purchase Warrants, dated October 26, 1995, expiring October 26, 2000 and issued to Needham & Company and Needham Capital,
S.B.I.C. L.P.) and the Common Stock sold to the Investors pursuant to the Common Stock Agreement, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this ARTICLE I are not assigned;

          (c) the number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" will be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

          (d) the term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
SECTION 1.13; and

          (e) the term "FORM S-3" means such form under the Act as in effect on the date of this Agreement or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     1.2  REQUEST FOR REGISTRATION.

          (a)  If the Company receives at any time after the earlier of
(i) August 31, 1997, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities (but not less than 33 1/3% of the originally issued Series A Preferred Stock) that the Company file a registration statement under the Act covering the registration of the Company's Common Stock where the offering price per share is at least $7.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $15,000,000, then the Company will, within ten days of the receipt thereof, give written notice of such request to all Holders and will, subject to the limitations of SUBSECTION 1.2(b), as soon as practicable, and in any event will use its best efforts to (1) file within 60 days of the receipt of such request, a registration statement under the Act of all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with SECTION 3.5 and
(2) cause such registration statement to be effective as soon as reasonably practicable thereafter.

          (b) If the Holders initiating the registration request pursuant to this Agreement ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this SECTION 1.2 and the Company will include such information in the written notice referred to in SUBSECTION 1.2(a). The underwriter will be selected by the Company subject to the acceptance by a majority in interest of the Initiating Holders, which acceptance will not be unreasonably withheld. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting will (together with the Company as provided in SUBSECTION 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this SECTION 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders will so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting will be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting will not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) The Company is obligated to effect only one such registration pursuant to this SECTION 1.2.

          (d) Notwithstanding the foregoing, if the Company furnishes to Holders requesting a registration statement pursuant to this SECTION 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company will have the right to defer such filing one time for a period of not more than 60 days after receipt of the request of the Initiating Holders.

     1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company will, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with SECTION 3.5, the Company will, subject to the provisions of
SECTION 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that the Company will not be obligated to effect more than two such registrations of Holders' Registrable Securities.

     1.4 OBLIGATIONS OF THE COMPANY. Except as otherwise expressly specified in this Agreement, whenever required under this ARTICLE I to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     1.5  FURNISH INFORMATION.

          (a) It will be a condition precedent to the obligations of the Company to take any action pursuant to this ARTICLE I with respect to the Registrable Securities of any selling Holder that such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as will be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company will have no obligation with respect to any registration requested pursuant to SECTION 1.2 or SECTION 1.12 if, due to the operation of SUBSECTION 1.5(a), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in SUBSECTION 1.2(a) or SUBSECTION 1.12(b)(ii), whichever is applicable.

     1.6 EXPENSES OF DEMAND REGISTRATION. Subject to restrictions under applicable state securities laws, all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to
SECTION 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company will be borne by the Company; PROVIDED, HOWEVER, that the Company will not be required to pay for any expenses of any registration proceeding begun pursuant to SECTION 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders will bear such expenses), unless (i) the Holders of a majority of the originally issued Series A Preferred Stock agree to forfeit their right to one demand registration pursuant to SECTION 1.2 or (ii) such withdrawal was caused by a material adverse change in the Company that has arisen subsequent to the time of the request.

     1.7 EXPENSES OF COMPANY REGISTRATION. Subject to restrictions under applicable state securities laws, the Company will bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to SECTION 1.3 for each Holder (which right may be assigned as provided in SECTION 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company will not be required under SECTION 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then the Company will have a right to limit the number of shares to such number as it will determine in good faith will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the Company determines in good faith is compatible with the success of the offering, then the Company will be required to include in the offering only that number of such securities, including Registrable Securities, which the Company determines in good faith will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as will mutually be agreed to by such selling shareholder; provided that any Registrable Securities held by officers and directors of the Company will be excluded from such registration to the extent required by such limitations). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single "SELLING SHAREHOLDER," and any pro-rata reduction with respect to such "selling shareholder" will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     1.9  [RESERVED.]

     1.10 INDEMNIFICATION. If any Registrable Securities are included in a registration statement under this ARTICLE I:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its directors and each of its officers, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, or any rule or regulation promulgated under the Act, or the Exchange Act; and the Company will pay to each such Holder, director, officer, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SUBSECTION 1.10(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, director, officer, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the Exchange Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this SUBSECTION 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SUBSECTION 1.10(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; provided, that, in no event will any indemnity under this SUBSECTION 1.10(b) exceed the proceeds from the offering net of sales commission, if any, received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this
SECTION 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party is inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this SECTION 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
SECTION 1.10.

          (d) If the indemnification provided for in this SECTION 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party to this Agreement, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

          (f)  The obligations of the Company and Holders under this
SECTION 1.10 will survive the completion of any offering of Registrable Securities in a registration statement under this ARTICLE I, and otherwise.

     1.11 REPORTS UNDER 1934 ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company will:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.12 FORM S-3 REGISTRATION. In case the Company will receive from any Holder or Holders of at least 10% of the originally issued Series A Preferred Stock or such lesser percentage provided the proposed sale of Registrable Securities equals or exceeds the aggregate price threshold specified in SUBSECTION 1.12(b)(ii) below) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company will not be obligated to effect any such registration, qualification or compliance, pursuant to this SECTION 1.12: (i) if Form S-3 (or any successor short-form registration) is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than

$5,000,000; (iii) if the Company furnishes to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company will have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this SECTION 1.12; provided, however, that the Company will not utilize this right more than once in any twelve-month period; (iv) if the Company has, already effected two registrations on Form S-3 for the Holders pursuant to this SECTION 1.12; or
(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company will file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders; provided, however, that the Company will not be obligated to effect more than two registrations pursuant to this SECTION 1.12. All expenses incurred in connection with a registration requested pursuant to SECTION 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, will be borne by the Company. Registrations effected pursuant to this SECTION 1.12 will not be counted as demands for registration or registrations effected pursuant to SECTIONS 1.2 or 1.3, respectively.

     1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this ARTICLE I may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 250,000 shares (as may be determined by reference to SECTION 3.9) of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), PROVIDED the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment will be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and PROVIDED, FURTHER, that such assignment will be effective only in connection with a transfer or assignment of such securities effected prior to the effective date of a public offering with an aggregate net offering price in the amount referenced in SECTION 1.2 of this Agreement.

     1.14 "MARKET STAND-OFF" AGREEMENT. Notwithstanding the rights granted pursuant to SECTION 1.2(a), each Investor hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a) such agreement will be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     1.15 TERMINATION OF REGISTRATION RIGHTS. No Holder will be entitled to exercise any right provided for in this ARTICLE I after seven years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

     1.16 RULE 144 AVAILABILITY. Notwithstanding anything to the contrary above in this ARTICLE I, prior to exercising any right provided for in this ARTICLE I each Holder will (i) evaluate in good faith whether such Holder is otherwise permitted to sell the entire amount of Registrable Securities it is then seeking to register within the time period it desires to sell pursuant to Rule 144 of the Exchange Act, or any successor regulation thereto and (ii) exercise such rights only in the case that it determines in good faith that such rights are necessary to sell such Registerable Securities in a timely manner.

                                   ARTICLE II
                            COVENANTS OF THE COMPANY

     2.1 DELIVERY OF FINANCIAL STATEMENTS. So long as any Investor holds in the aggregate, a minimum of 100,000 shares of Common Stock and Series A Preferred Stock (and/or any Common Stock issued upon conversion thereof) (each such Investor being a "MAJOR INVESTOR"), the Company will deliver to each such Major Investor (subject to such Major Investor's agreement to maintain it in strict confidence):

          (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

          (c) within 30 days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

          (d) as soon as practicable, but in any event, prior to the end of each fiscal year, a budget for the next fiscal year;

          (e) with respect to the financial statements called for in SUBSECTIONS (b) and (c) of this SECTION 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

          (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Major Investor or any assignee of the Major Investor may from time to time reasonably request, provided, however, that the Company will not be obligated under this SUBSECTION 2.1(f) or any other subsection of SECTION 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

     2.2 INSPECTION. The Company will permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, employees and independent accountants all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company will not be obligated pursuant to this
SECTION 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

     2.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in SUBSECTIONS 2.1 and SECTION 2.2 will terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event first occurs.

     2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this SECTION 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as defined below). For purposes of this SECTION 2.4, Investor includes any general partners and affiliates of an Investor. An Investor will be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("OFFERED SHARES"), the Company will first make an offering of such Offered Shares to each Investor in accordance with the following provisions:

          (a) NOTICE. The Company will deliver a notice by certified mail ("NOTICE") to the Investors stating (i) its bona fide intention to offer such Offered Shares, (ii) the number of such Offered Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Offered Shares.

          (b) MECHANICS. (i) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Offered Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock outstanding (assuming full conversion and exercise of all convertible or exercisable securities) (that number of shares of Common Stock being the Investor's "PRO RATA PORTION"). (ii) The Company will promptly, in writing, inform each Investor which purchases all of its Pro Rata Portion (a "FULLY-EXERCISING INVESTOR") of any other Investor's failure to do likewise (a "NON-FULLY EXERCISING INVESTOR"). (iii) During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor will be entitled to obtain that portion of the Offered Shares not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Offered Shares referred to in the Notice are not elected to be obtained as provided in SUBSECTION 2.4(b) the Company may, during the 30-day period following the expiration of the period provided in SUBSECTION 2.4(b) offer the remaining unsubscribed portion of such Offered Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Offered Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided pursuant to this Agreement will be deemed to be revived and such Offered Shares will not be offered unless first reoffered to the Investors in accordance with this Agreement.

          (d) EXCLUDED OFFERS. The right of first offer in this SECTION 2.4 will not be applicable (i) to the issuance or sale of Common Stock (or options therefor) under any stock incentive or option plan otherwise approved by the Board of Directors to employees for the primary purpose of soliciting or retaining their employment, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $7.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $15,000,000 in the aggregate,
(iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) to the issuance of stock, warrants or other securities or rights to consultants, directors or other persons or entities with which the Company has strategic business relationships provided that the terms of such issuance have been approved by the Board of Directors.

     2.5 INSURANCE. The Company will obtain and maintain in full force and effect for a period of at least five years from the date of this Agreement (unless such key employee is terminated or resigns) term life insurance in the amount of $2 million on the lives of Georges and Daniel Daou, with proceeds payable to the Company. Furthermore, the Company will use its best efforts to obtain, as soon as is commercially reasonable subsequent to the Closing, general liability insurance, with policy limits of $3,000,000 per occurrence and $5,000,000 in the aggregate.

     2.6 BOARD REPRESENTATION. So long as each of (a) Galen Partners II, L.P., Galen Partners International II, L.P., and Galen Employee Fund, L.P. (collectively, "Galen") or (b) Information Associates, L.P. and Information Associates, C.V. (collectively "Information Associates") owns not less than 181,818 shares of the Series A Preferred Stock it is purchasing under this Agreement, (or an equivalent amount of Common Stock issued upon conversion thereof), the Company will use its best efforts to cause the election to the Board of Directors and thereafter maintain a Director nominated by Galen and a Director nominated by Trident. Furthermore, as soon as all vacancies on the Board of Directors have been filled, the Company will use its best efforts to amend the Company's Restated Bylaws to change the minimum quorum required for meetings of the Board of Directors from one-third to a majority of the authorized number of Directors.

     2.7 INDEPENDENT ACCOUNTANTS. The Company will retain independent public accountants of recognized national standing. For the purposes of SECTION 2.7, the independent public accountants of national standing will consist of these firms comprising the "Big Six" as they are recognized currently, and their respective successors.

     2.8 ADDITIONAL COVENANTS. So long as not less than 50% of the originally issued Series A Preferred Stock is still outstanding, the Company agrees as follows:

          (a) the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, (i) all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof will currently be contested in good faith by appropriate proceedings and if the Company will have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor and (ii) in conformance with customary trade terms, all other indebtedness incident to the operations of the Company;

          (b) the Company will keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

          (c) the Company will keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

          (d) the Company will keep true records and books of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis;

          (e) the Company and all its subsidiaries will duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets;

          (f) the Company will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

          (g) the Company will indemnify fully all directors of the Company to the maximum extent permitted by applicable law, except that directors' and officers' liability insurance will only be obtained with the express approval of the Company's Board of Directors.

     2.9 NEGATIVE COVENANTS. So long as not less than 50% of the originally issued Series A Preferred Stock is still outstanding, the Company will not, without the prior written consent of the holders of not less than 50% of outstanding Series A Preferred Stock:

          (a) grant any increase in compensation, options or other extraordinary renumeration to any member of management in connection with the sale of the Company, or any of its subsidiaries, or the termination of employment or otherwise, unless such plan or action has been approved by a majority of the then disinterested members of the Board of Directors;

          (b) declare any dividend on the Common Stock of the Company without the affirmative vote of at least one of the members of the Board of Directors nominated by the holders of the Series A Preferred Stock;

          (c) grant any person registration rights which will be exercisable prior to August 31, 1997 or otherwise on terms more favorable than the registration rights granted to the Investors pursuant to this Agreement.

     2.10 TERMINATION OF CERTAIN COVENANTS. The covenants set forth in SECTIONS 2.6, 2.7, 2.8 and 2.9 will terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

     2.11 USE OF PROCEEDS. The proceeds of the sale of the Series A Preferred Stock pursuant to the Series A Agreement will be used for general working capital purposes with a portion intended to be used for the expansion of regional offices and systems integration business across the United States.

     2.12 COMMON STOCK LEGENDS. The Company will, as soon as reasonably practicable, make an application to the California Department of Corporations for approval to remove the legends restricting transfer set forth on the Company's shares of Common Stock pursuant to Section 25102(h) of the California Corporations Code (the "25102(h) legend"). In the event that, on or before the 9th month anniversary of the date of this Agreement, such 25102(h) legends have not been removed from such share certificates, the Company will issue to the holders of such shares of the Company's Common Stock, at such holders' option, one share of the Company's Series A Preferred Stock in consideration for the delivery for the exchange of each share of the Company's Common Stock and one dollar ($1.00). The holder of such shares of Common Stock will exercise such option by providing the Company with written notice of the holders intention to exercise such option no later than 10 days after such 9th month anniversary, together with delivery of the shares of Common Stock to be exchanged, along with one dollar ($1.00) per each such share subject to adjustment upward or downward, if applicable, for stock splits, dividends, etc.


                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified, by telecopy upon the appropriate answer-back, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page of this Agreement, or at such other address as such party may designate by ten days' advance written notice to the other parties.

     3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph will be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

     3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     3.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     3.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits to this Agreement, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects of this Agreement and thereof.

     3.11 ADJUSTMENTS FOR STOCK SPLITS. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, or a reference to any amount of dollars per any such share, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares or the specific dollar amount so referenced in this Agreement will automatically be proportionately adjusted to reflect the effect on the outstanding shares of such class of series of stock by such subdivision, combination or stock dividend.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       THE COMPANY:
                                       DAOU SYSTEMS, INC.


                                       By: /s/ Georges J. Daou
                                           ------------------------------------
                                       Name:  Georges J. Daou
                                       Title: Chief Executive Officer

                                       THE INVESTORS:

                                       GALEN PARTNERS II, L.P.,
                                       a Delaware Limited Partnership
                                       By:  GWW Partners, L.P.,
                                       a Delaware Limited Partnership


                                       By:  /s/
                                           ------------------------------------
                                           General Partner

                                       666 Third Avenue
                                       Suite 1400
                                       New York, NY  10017
                                       Fax: (212) 818-0355

                                       GALEN PARTNERS INTERNATIONAL II, L.P.,
                                       a Delaware Limited Partnership
                                       By:  GWW Partners, L.P.,
                                       a Delaware Limited Partnership


                                       By:  /s/
                                           ------------------------------------
                                           General Partner

                                       666 Third Avenue
                                       Suite 1400
                                       New York, NY  10017
                                       Fax: (212) 818-0355



                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                       THE INVESTORS:



                                       GALEN EMPLOYEE FUND, L.P.,
                                       a Delaware Limited Partnership


                                       By: /s/ Bruce F. Wesson
                                           ------------------------------------
                                           Bruce F. Wesson
                                           General Partner

                                       666 Third Ave.
                                       Suite 1400
                                       New York, NY  10017
                                       Fax: (212) 818-0355










                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                       THE INVESTORS:



                                       PYXIS CORPORATION,
                                       a Delaware corporation


                                       By:  /s/ Victor C. Streufert
                                          -------------------------------------
                                          Victor C. Streufert
                                          Vice President
                                          Chief Financial Officer

                                       9380 Carrol Park Drive
                                       San Diego, CA  92121
                                       Fax: (619) 625-6684








                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                       THE INVESTORS:



                                       INFORMATION ASSOCIATES, L.P,
                                       a Delaware Limited Partnership
                                       By:  Trident Capital Management, LLC,
                                       a Delaware Limited Liability Company



                                       By: /s/
                                          --------------------------------------
                                          Managing Director

                                       2480 Sand Hill Road
                                       Suite 201
                                       Menlo Park, CA  94025
                                       Fax: (415) 233-4333







                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                       THE INVESTORS:



                                       HLM PARTNERS, VII L.P.,
                                       a Delaware Limited Partnership


                                       By: /s/ Judith P. Lawrie
                                           ------------------------------------
                                           Judith P. Lawrie, a general partner

                                       222 Berkeley Street
                                       Boston, MA  02116
                                       Fax: (617) 266-3619


                                       NEEDHAM CAPITAL, S.B.I.C. L.P.,
                                       a Delaware Limited Partnership


                                       By: /s/ John C. Michaelson
                                           ------------------------------------
                                           John C. Michaelson, a general partner

                                       455 Park Avenue
                                       Third Floor
                                       New York, NY  10022
                                       Fax: (212) 371-8418


                                       NEEDHAM EMERGING GROWTH PARTNERS, L.P.,
                                       a Delaware Limited Partnership


                                       By: /s/ Raj Rajaratnam
                                           ------------------------------------
                                           Raj Rajaratnam, a general partner

                                       455 Park Avenue
                                       Third Floor
                                       New York, NY  10022
                                       Fax: (212) 371-8418




                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                       THE INVESTORS:



                                       THE CHASE MANHATTAN BANK NA CUST. FBO
                                       BERNARD H. LIROLA, IRA ROLLOVER,
                                       TAX ID NO. 13-3228741


                                       By: /s/ Brenda Jackson
                                          -------------------------------------
                                          Brenda Jackson, Custodian
                                          Second Vice President

















                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                       THE INVESTORS:



                                       /s/ Raj Rajaratnam
                                       -----------------------------------------
                                          Raj Rajaratnam

                                       60 Sutton Place South
                                       Apartment 18-BN
                                       New York, New York  10022
                                       Fax:  (212) 371-8418



                                       /s/ Krishen Sud
                                       ----------------------------------------
                                          Krishen Sud

                                       30 West 61st Street
                                       Apartment 26D
                                       New York, New York  10023
                                       Fax:  (212) 371-8418







                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                       THE INVESTORS:



                                       INFORMATION ASSOCIATES, C.V.,
                                       a Netherlands Antilles Limited
                                         Partnership
                                       By: Trident Capital Management, LLC,
                                       a Delaware Limited Liability Company



                                       By: /s/
                                           ------------------------------------
                                           Managing Director

                                       2480 Sand Hill Road
                                       Suite 201
                                       Menlo Park, CA  94025
                                       Fax: (415) 233-4333







                    [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                         INVESTORS' RIGHTS AGREEMENT]

                                    SCHEDULE 1

                                    INVESTORS

--------------------------------------------------------------------------------
NAME AND ADDRESS
--------------------------------------------------------------------------------
Galen Partners II, L.P.
666 Third Avenue
Suite 1400
New York, NY  10017
--------------------------------------------------------------------------------
Galen Partners International II, L.P.
666 Third Avenue
Suite 1400
New York, NY  10017
--------------------------------------------------------------------------------
Galen Employee Fund, L.P.
666 Third Avenue
Suite 1400
New York, NY  10017
--------------------------------------------------------------------------------
Information Associates, L.P.
2480 Sand Hill Road, Suite 201
Menlo Park, CA  94025
--------------------------------------------------------------------------------
Information Associates, C.V.
2480 Sand Hill Road, Suite 201
Menlo Park, CA  94025
--------------------------------------------------------------------------------
Pyxis Corporation
9380 Carroll Park Drive
San Diego, CA  92121
--------------------------------------------------------------------------------
HLM Partners, VII L.P.
222 Berkeley Street
Boston, MA  02116
--------------------------------------------------------------------------------
Needham Capital S.B.I.C., L.P.
445 Park Avenue
Third Floor
New York, NY  10022
--------------------------------------------------------------------------------
Needham Emerging Growth Partners, L.P.
445 Park Avenue
Third Floor
New York, NY  10022
--------------------------------------------------------------------------------

                                  SCHEDULE 1

                                  INVESTORS

--------------------------------------------------------------------------------
NAME AND ADDRESS
--------------------------------------------------------------------------------
BERNARD H. LIROLA, IRA Rollover
239 Central Park West
Apartment 10A
New York, New York  10024

--------------------------------------------------------------------------------
Raj Rajaratnam
60 Sutton Place South
Apartment 18-BN
New York, New York  10022

--------------------------------------------------------------------------------
Krishen Sud
30 West 61st Street
Apartment 26D
New York, New York  10023
--------------------------------------------------------------------------------














                                     -2-